Exhibit 99.1

SURRENDER AND ACCEPTANCE AGREEMENT

1.0                                 PARTIES

1.1                                 THIS AGREEMENT made this 31st day of December , 2008 is between RAMLAND REALTY ASSOCIATES L.L.C. (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 100 Clearbrook Road, Elmsford, New York and VISION SCIENCES, INC. (“Tenant”), with an address at 40 Ramland Road, Orangeburg, New York 10962.

2.0                                 STATEMENT OF FACTS

2.1                                 Tenant and Landlord entered into a Lease dated April 29, 2008 (the “Lease”) covering approximately 34,795 gross rentable square feet  (the “Premises”) in the building located at One Ramland Road, Orangeburg, New York (the “Building”); and

2.2                                 Tenant has never taken occupancy of the Premises and the parties wish to terminate the Lease as set forth below.

3.0                                 AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1                                 The above recitals are incorporated herein by reference.

3.2                                 All capitalized and non-capitalized terms used in this Agreement which are not separately  defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.3                                 The Lease is hereby terminated and of no further force or effect.

3.4                                 Landlord hereby releases and discharges Tenant, and its successors and assigns, from any and all liability and obligation of every kind or nature whatsoever arising under or relating to the Lease, whether accruing prior to or after the date of this Agreement. Tenant hereby releases and discharges (i) Landlord, (ii) Mack-Cali Realty, L.P., (iii) Mack-Cali Realty Corporation, (iv) Landlord’s mortgagee, (v) any person or entity designated by Landlord’s mortgagee to take title to the Property, and (vi) their respective successors and assigns, from any and all liability and obligation of every kind or nature whatsoever arising under or relating to the Lease, whether accruing prior to or after the date of this Agreement.

3.5                                 Landlord and Tenant represent and warrant to each other that no broker brought about this transaction, and each party agrees to indemnify and hold the other harmless from any and all claims of any broker arising out of or in connection with negotiations of, or entering into of, this Agreement.

3.6                                 Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Agreement to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Agreement confidential) or as required by law.

3.7                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.8                                 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this agreement.

LANDLORD		TENANT

RAMLAND REALTY ASSOCIATES L.L.C		VISION SCIENCES, INC.

By:	M-C Rockland Partners L.P., member

By:	Mack-Cali Sub XIV, Inc., general partner

By:	/s/ Michael A. Grossman	By:	/S/ Yoav M. Cohen
	Name: Michael A. Grossman		Name: Yoav M. Cohen
	Title: Executive Vice President		Title: Corporate Secretary